Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of October 22, 2012, among ALLIANCE HEALTHCARE SERVICES, INC., a Delaware corporation (“Company”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Company, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of December 1, 2009 (as amended by that certain Amendment No.1 to Credit Agreement, dated as of September 27, 2011 and as further amended, restated, supplemented or modified to but not including the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to make certain amendments and other modifications to the Credit Agreement as more fully set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement.

Effective on (and subject to the occurrence of) the Amendment No. 2 Effective Date (as defined below), the Credit Agreement is hereby amended in accordance with this Section 1.

A. The following definitions are added in the appropriate alphabetical order to Section 1.1 of the Credit Agreement:

““2012 Sale-Leaseback” means the sale and leaseback transaction contemplated by that certain Master Lease Agreement to be entered into by and between CapitalSource Bank and its successors and assigns, as lessor, and Company and its successors and permitted assigns, as lessee, in form and substance reasonably satisfactory to the Administrative Agent, whereby the lessee will sell to and subsequently lease from the lessor the equipment and other property described in such Master Lease Agreement and related schedules.”

““Amendment No. 2” means Amendment No. 2 to Credit Agreement, dated as of October 22, 2012, among Company, the Lenders party thereto and the Administrative Agent.”

““Applicable Prepayment Percentage” means (a) with respect to a Repricing Transaction occurring on or prior to the first anniversary of the Amendment No. 2 Effective Date, 1.00% and (b) with respect to a Repricing Transaction occurring thereafter, 0%.”

““Prepayment Fees” has the meaning assigned to such term in Section 2.4B(i)(b).”

““Repricing Transaction” means the prepayment, refinancing, substitution or replacement of all or a portion of the Term Loans substantially concurrently with the incurrence by the Company or any Subsidiary of any debt financing having an effective interest cost or weighted average yield at the time of incurrence thereof (with the comparative determinations to be made by the Administrative Agent in good faith and in consultation with the Company consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in LIBOR or Base Rate) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Term Loans at the time of incurrence thereof, including, without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loans.”

B. The definition of “Consolidated Adjusted EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by:

(a)	deleting the word “and” appearing at the end of clause (ii)(i) thereof;

(b)	adding a new clause (ii)(j) immediately after clause (ii)(i) as follows: “any fees and expenses related to a Repricing Transaction, including any Prepayment Fees; and” and

(c)	changing the heading of clause (ii)(j) from “(j)” to “(k)”.

C. The definition of “Consolidated Excess Cash Flow” in Section 1.1 of the Credit Agreement is hereby amended by:

(a)	deleting the word “and” appearing at the end of clause (ii)(l) thereof;

(b)	adding a new clause (ii)(m) immediately after clause (ii)(l) as follows: “the aggregate amount of all Prepayment Fees paid by Company and its Subsidiaries in connection with any Repricing Transaction; and” and

(c)	changing the heading of clause (ii)(m) from “(m)” to “(n)”.

D. Section 2.4B(i) is hereby amended by:

(a)	adding the heading “(a)” immediately before the first clause of such Section;

(b)	adding at the end of Section 2.4(B)(i)(a) as follows;

“Anything contained herein to the contrary notwithstanding, any notice of prepayment in connection with a Waivable Voluntary Prepayment delivered by Company may state that the prepayment date in such notice is conditioned upon the consummation of the 2012 Sale-Leaseback, in which case such notice may be extended or revoked by Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.”; and

(c)	adding a new clause “(b)” immediately after Section 2.4B(i)(a) as follows:

“(b) If the Company (x)(I) makes a voluntary prepayment of any Term Loan pursuant to Section 2.4B(i)(a) or (II) prepays, refinances, substitutes or replaces any Term Loan, in the case of each of clauses (x)(I) and (x)(II), in connection with a Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, then the Company shall pay to the Administrative Agent, for the ratable account of each of the Lenders holding Term Loans immediately prior to the consummation of such Repricing Transaction (including each Lender holding Term Loans immediately prior to the consummation of such Repricing Transaction that withholds its consent to such Repricing Transaction and is replaced as a Terminated Lender under Section 2.10), (I) in the case of clause (x), a prepayment premium equal to the Applicable Prepayment Percentage of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to the Applicable Prepayment Percentage of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction (as applicable, the “Prepayment Fees”).”

E. Section 2.4B(iii)(b) of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

“Notwithstanding the foregoing or anything in the definition of “Unreinvested Asset Sale Proceeds” to the contrary, the Net Asset Sale Proceeds in respect of the 2012 Sale-Leaseback shall constitute Unreinvested Asset Sale Proceeds on the date of the consummation of such 2012 Sale-Leaseback.”

F. Section 2.4B(iv)(a) is hereby amended by adding the following at the end of such Section:

“Anything contained herein to the contrary notwithstanding, in connection with the voluntary prepayment of the Term Loans contemplated by Section 3(ii) of Amendment No. 2 (a “Waivable Voluntary Prepayment”), (V) Company may, by written or telephonic notice (promptly confirmed in writing) given to Administrative Agent not less than three Business Days prior to the date (the “Voluntary Prepayment Date”) on which Company intends to make such Waivable Voluntary Prepayment, elect to offer each Lender holding an outstanding Term Loan the option to refuse such Lender’s Pro Rata Share of such Waivable Voluntary Prepayment, (W) in the event Company gives such notice to Administrative Agent, Administrative Agent will promptly notify each such Lender of the amount of such Lender’s Pro Rata Share of such Waivable Voluntary Prepayment and such Lender’s option to refuse such amount, (X) each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day (the “Cutoff Date for Waivable Voluntary Prepayments”) prior to the Voluntary Prepayment Date, (Y) on the Voluntary Prepayment Date, Company shall pay to Administrative Agent an amount equal to that portion of the Waivable Voluntary Prepayment payable to those Lenders that have elected not to exercise such option (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the Cutoff Date for Waivable Voluntary Prepayments shall be deemed to have elected, as of the Cutoff Date for Waivable Voluntary Prepayments, not to exercise such option), which amount shall be applied to prepay the Term Loans of such Lenders in accordance with this Section 2.4B(iv)(a), and (Z) Company shall be entitled to retain that portion of the Waivable Voluntary Prepayment otherwise payable to those Lenders that have elected to exercise such option (such amount being a “Retained Voluntary Prepayment”) to be used for general corporate purposes; provided, that the terms of this sentence may, at the option of the Company, apply not only to the Waivable Voluntary Prepayment but also to any subsequent voluntary prepayment to be made by the Company with (x) the Retained Prepayment resulting from a Waivable Voluntary Prepayment and/or (y) any Retained Prepayment resulting from a Waivable Mandatory Prepayment relating to the proceeds of the 2012 Sale-Leaseback.”

G. Section 2.10B(ii)(b) is hereby replaced in its entirety with the following provision:

“(b) all obligations of Company then owing to the Terminated Lender (other than those (a) specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.6D, (b) relating to any Tranche of Loans and/or Commitments of the respective Terminated Lender which will remain outstanding after giving effect to the respective replacement or (c) to the extent such Terminated Lender is being replaced pursuant to this

Section 2.10 to effect a Repricing Transaction, the Prepayment Fee that would have otherwise been payable to such Terminated Lender if such Terminated Lender had consented to such Repricing Transaction) shall be paid in full to such Terminated Lender concurrently with such replacement;

H. Section 7.2A of the Credit Agreement is hereby amended by:

(a)	deleting the word “and” appearing at the end of clause (v) thereof;

(b)	adding a new clause (vi) immediately after clause (v) as follows: “Liens encumbering assets constituting “Additional Collateral” as defined in that certain Master Lease Agreement with respect to the 2012 Sale-Leaseback (and the Collateral Agent is hereby authorized and directed to release any liens created pursuant to the Loan Documents on such Additional Collateral); and”; and

(c)	changing the heading of clause (vi) from “(vi)” to “(vii)”.

I. Section 7.6B of the Credit Agreement is hereby replaced in its entirety with the following provision:

“ B. Maximum Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as of any date within the period ending on the last day of any Fiscal Quarter set forth below to exceed the correlative ratio indicated.

Year	Fiscal Quarter	Maximum Consolidated Leverage Ratio
2012	Fourth	5.00:1.00
2013	First	5.00:1.00
	Second	5.00:1.00
	Third	5.00:1.00
	Fourth	5.00:1.00
2014	First	5.00:1.00
	Second	5.00:1.00
	Third	5.00:1.00
	Fourth	4.75:1.00
2015	First	4.75:1.00
	Second	4.75:1.00
	Third	4.75:1.00
	Fourth	4.50:1.00
Thereafter		4.25:1.00”

SECTION 2. Notices.

(i) The Company hereby notifies the Administrative Agent that, pursuant to Sections 2.4B(iv)(a) and 2.4B(iv)(c) of the Credit Agreement (as amended hereby), it elects to give each Lender holding an outstanding Term Loan the option to refuse such Lender’s Pro Rata Share of the Waivable Voluntary Prepayment and Waivable Mandatory Prepayment contemplated by Sections 3(ii) and 3(iii) of this Amendment No. 2, respectively.

(ii) Notwithstanding anything to the contrary contained in the Credit Agreement or in this Amendment No. 2, each Lender may exercise its option to refuse such Lender’s Pro Rata Share of the Waivable Voluntary Prepayment and Waivable Mandatory Prepayment contemplated by clause (a) above by signing and delivering (including by way of facsimile or other electronic transmission) to the Administrative Agent the appropriate signature block regarding waivers in the signature page to this Amendment No. 2. Any Lender which exercises its option to refuse its Pro Rata Share of any Waivable Voluntary Prepayment or Waivable Mandatory Prepayment by so noting on its signature page of this Amendment No. 2 shall be deemed to have waived any portion of such prepayments, whether as part of the initial such offer to prepay or any subsequent offer by the Company to prepay the amounts referred to in Sections 3(ii) and 3(iii) of this Amendment No. 2 with amounts refused by other Lenders, the effect being that the full amount of the prepayments required by Sections 3(ii) and 3(iii) of this Amendment No. 2 shall be made to Lenders which have not refused such prepayments by so noting on their signature page hereof (pro rata among such Lenders) and no part of such prepayments shall be made to Lenders which have so refused such prepayments.

(iii) The Company hereby notifies the Administrative Agent, pursuant to Section 2.4(B)(i) of the Credit Agreement (as amended hereby), that it intends to prepay the Term Loans in an aggregate principal amount equal to $45,000,000, to be applied to the Scheduled Initial Term Loan Repayments in forward order, on November 6, 2012. The notice provided pursuant to this clause (iii) is made contingent on the consummation of the 2012 Sale-Leaseback. In the event that the 2012 Sale-Leaseback is not consummated on November 5, 2012, the Company shall extend this notice so that the prepayment occurs concurrently with the consummation of the 2012 Sale-Leaseback or rescind this notice in its entirety.

SECTION 3. Conditions Precedent. This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) when each of the following conditions shall have been satisfied:

(i) each Loan Party, the Administrative Agent, and the Requisite Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent;

(ii) Company shall have made a voluntary prepayment of the Term Loans in an amount at least equal to $45,000,000 pursuant to Section 2.4B(i) of the Credit Agreement, or shall have offered to voluntarily prepay at least $45,000,000 of the Term Loans pursuant to Section 2.4B(iv)(a) of the Credit Agreement (as amended hereby); provided that if any Lender declines such voluntary prepayment pursuant to Section 2.4B(iv)(a) of the Credit Agreement (as amended hereby) then the Company shall have re-offered such declined amounts as further voluntary prepayments of the Term Loans until at least 95% of the prepayments contemplated by this clause (ii) and clause (iii) below shall have been applied to prepay the Term Loans;

(iii) Company shall have consummated the 2012 Sale-Leaseback and shall have either (x) made a mandatory prepayment of the Term Loans pursuant to Section 2.4B(iii)(b) of the Credit Agreement with the proceeds generated from the 2012 Sale-Leaseback in an amount at least equal to $30,000,000 or (y) made an offer to prepay at least $30,000,000 of the Term Loans with the proceeds generated from the 2012 Sale-Leaseback pursuant to Section 2.4B(iv)(c) of the Credit Agreement; provided that if any Lender declines such mandatory prepayment pursuant to Section 2.4B(iv)(c) of the Credit Agreement then the Company shall have re-offered such declined amounts as further voluntary prepayments of the Term Loans until at least 95% of the prepayments contemplated by this clause (iii) and clause (ii) above shall have been applied to prepay the Term Loans; and

(iv) Company shall have paid to the Administrative Agent (x) for distribution to each Lender which executes and delivers a counterpart of this Amendment by 12:00 p.m. (EDT) on October 31, 2012, an amendment fee equal to 0.50% of the sum of such Lender’s Revolving Loan Exposure plus such Lender’s Term Loan Exposure, in each case, as of the Amendment No. 2 Effective Date (prior to giving effect to the prepayment of the Term Loans referred to in clauses (ii) and (iii) above) (it being understood that no fee shall be payable pursuant to this clause (iv)(x) unless the Amendment No. 2 Effective Date shall occur concurrently with the payment of such fee) and (y) for the account of the Administrative Agent all reasonable fees, expenses and other amounts payable to the Administrative Agent in connection with this Amendment (including, without limitation, all reasonable legal fees and expenses of White & Case LLP, counsel to the Administrative Agent to the extent an invoice has been provided to Company prior to the Amendment No. 2 Effective Date).

SECTION 4. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, Company hereby represents and warrants that (a) all of the representations and warranties set forth in Section 5 of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects both immediately before and immediately after the Amendment No. 2 Effective Date, with the same effect as though such representations and warranties had been made on and as of the Amendment No. 2 Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date) and as if each reference in any such representation or warranty to “this Agreement” or “the Credit Agreement” included reference to this Amendment, (b) after giving effect to this Amendment, no Potential Event of Default or

Event of Default shall have occurred and be continuing, and (c) the execution, delivery and performance by Company of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law.

SECTION 5. Waiver of Defenses; and Release.

This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed or construed (i) to be a consent granted pursuant to, or a waiver, amendment, modification or forbearance of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein or a waiver of any Potential Event of Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein, or (iii) as an agreement by the Lenders to make any Loans or otherwise to extend additional credit at any time other than as expressly provided in and in accordance with the terms of the Credit Agreement, as amended by this Amendment. Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

SECTION 6. References. From and after the Amendment No. 2 Effective Date, all references to the “Credit Agreement”, “thereunder”, “thereof” or words of like import in the Credit Agreement or any other Loan Document and the other documents and instruments delivered pursuant to or in connection therewith (as they relate to the Credit Agreement) shall mean and be a reference to the Credit Agreement as modified hereby and as may in the future be amended, restated, supplemented or modified from time to time.

SECTION 7. Integration. This Amendment represents the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Amendment, which are not fully expressed herein.

SECTION 8. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9. Severability. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 10. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 11. Counterparts. This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart.

SECTION 12. Headings. Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and the Lenders party hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALLIANCE HEALTHCARE SERVICES, INC.

By:	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Lender and as Administrative Agent

By:	/s/ Scottye Lindsey
	Name:	Scottye Lindsey
	Title:	Director

By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Director

Advanced Imaging Services, LLC

Alliance Imaging Centers, Inc.

Alliance Imaging Financial Services, Inc.

Alliance Imaging Management, Inc.

Alliance Imaging NC, Inc.

Alliance Imaging of Michigan, Inc.

Alliance Imaging of Ohio, Inc.

Alliance Oncology, LLC

Alliance Radiosurgery, LLC

Diagnostic Health Center of Anchorage, LLC

Long Beach PET Imaging Center LLC

Medical Outsourcing Services, LLC

MSA Management, LLC

RAMIC Des Moines, LLC

RAS-Alliance Imaging, LLC

Radiology 24/7, LLC

REA Management, LLC

Shared P.E.T. Imaging, LLC

Shared P.E.T. Imaging of Florida, LLC

West Coast PETCT, LLC

By:	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Chief Financial Officer

CuraCare, Inc.

MDI Finance & Leasing, Inc.

Medical Diagnostics, Inc.

Meritus PLS, Inc.

Mid-American Imaging Inc.

NEHE/WSIC II, LLC

New England Health Enterprises, Inc.

New England Imaging Management, LLC

New England Molecular Imaging LLC

Pet Scans of America Corp.

SMT Health Services Inc.

Three Rivers Holding Corp.

Western Massachusetts Magnetic Resonance Services, Inc.

By:	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Treasurer

Alliance Medical Imaging Solutions, LLC

By:	Alliance HealthCare Services, Inc., a Delaware corporation
Its:	Sole Member

By:	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Chief Financial Officer

NEHE-MRI, LLC

By:	New England Health Enterprises, Inc., a Massachusetts corporation
Its:	Sole Member and Manager

By:	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Treasurer

New England Health Imaging-Houlton,LLC

By:	NEHE–MRI, LLC, a Maine limited liability company
Its:	Sole Member

By:	New England Health Enterprises, Inc., a Massachusetts corporation
Its:	Sole Manager

By:	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Treasurer

New England Health Enterprises Business Trust

By:	/s/ Richard W. Johns
	Name:	Richard W. Johns
	Title:	Trustee

NeoSpine Blocker Corp.

U.S. Radiosurgery, LLC

U.S. Radiosurgery of Austin, LLC

U.S. Radiosurgery of Chicago, LLC

U.S. Radiosurgery of Rush-Chicago, LLC

U.S. Radiosurgery of Columbus, LLC

U.S. Radiosurgery of Denver, LLC

U.S. Radiosurgery of Illinois, LLC

U.S. Radiosurgery of Philadelphia, LLC

U.S. Radiosurgery of Reno, LLC

U.S. Radiosurgery of San Diego, LLC

U.S. Radiosurgery of Tulsa, LLC

USR Holdings, LLC

By:	/s/ Nicholas Poan
Name:	Nicholas Poan
Title:	Assistant Secretary

Aroostook MRI, LLC

By:	/s/ Nicholas Poan
	Name:	Nicholas Poan
	Title:	Secretary

NeoSpine Radiosurgery, LLC

By:	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Vice President

Illinois Cyberknife, LLC

By:	U.S. Radiosurgery of Illinois, LLC, a Delaware corporation
Its:	Managing Member

By:	/s/ Nicholas Poan
Name:	Nicholas Poan
Title:	Assistant Secretary